Exhibit 10.01




                                 AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


                  Pursuant to Section 13.2(a) of the Stock Purchase Agreement (the "Purchase Agreement") dated as of November 28, 1995 between Aetna Life and Casualty Company, a Connecticut stock insurance corporation (the "Seller") and The Travelers Insurance Group Inc., a Connecticut stock insurance corporation, which entity has assigned its rights and obligations under the Purchase Agreement to Travelers/Aetna Property Casualty Corp., a Delaware corporation (the "Buyer"), and relating to the purchase and sale of 100% of the common stock of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company, Buyer and Seller hereby:

         1. amend Section 6.3 of the Purchase Agreement by deleting the phrase "Regulation 113 of the New York Insurance Department" from such section and replacing such phrase with the phrase: "Regulation 114 of the New York Insurance Department";

         2. amend Section 7.4(f) of the Purchase Agreement by inserting after the phrase "other printed material or matter which are included as of the Closing in the assets or inventory of any Company or any Subsidiary of any Company" the phrase "as well as any system-generated material or matter used by any Company or any Subsidiary of any Company" and by inserting after the phrase "(excluding signs)" the phrase "and discontinue use of such system-generated material or matter";

         3. amend the Purchase Agreement by adding a new Section 7.14 as follows:

                  7.14 Certain Agreements Relating to Real Property.
                       --------------------------------------------
                           (a) Buyer and Seller hereby agree to reasonably
                  cooperate from and after the Closing Date to modify existing property tax consulting agreements entered into by Aetna Life Insurance Company on its own behalf and on behalf of entities under common control with or controlled by Aetna Life Insurance Company, to the extent that such agreements relate to properties owned by the Companies or by Subsidiaries of the Companies as of the Closing Date to equitably apportion the rights and responsibilities thereunder based on the ownership of the properties affected thereby,




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                  and to obtain any required consent of the parties to such
                  agreements.

                           (b) Buyer and Seller hereby agree to reasonably
                  cooperate from and after the Closing Date to modify or, if Buyer and Seller agree, to terminate that certain Management Agreement dated as of November 30, 1993 by and between Aetna Life Insurance Company, Aetna Casualty and Surety Company and AE Properties, Inc. as it relates to Pratt Street Limited Partnership (collectively, "Owner") and LaSalle Partners ("Manager"), which agreement relates to CityPlace I, 242 Trumbull Street, Pratt Street Retail and Civic Center Mall ("CityPlace I"), to secure a replacement agreement between Aetna Casualty and Surety Company and Manager relating to CityPlace I and to obtain the consent of the Manager to such termination and replacement agreement; provided, however, that Buyer will not be required to incur any costs in obtaining such consents; and

         4. agree that if there are any books, records, assets or other items that Seller is obligated to produce, make available or deliver under the terms of the Purchase Agreement, such obligation in respect of such books, records, assets or other items shall survive the Closing (as defined in the Purchase Agreement) to the extent that any such books, records, assets or other items have not been delivered to Buyer as of the Closing.

         5. agree that the representations contained in Section 3.11(b) shall survive the Closing for ninety (90) days but only to the extent of written notice received prior to the Closing by the executive officers, the chief legal or compliance officers of the Seller or the Companies or the senior in-house counsel for property and casualty insurance matters of the Companies and their Subsidiaries; provided, however, that the Agreement dated April 2, 1996 by and between Aetna Life and Casualty Company, The Aetna Casualty and Surety Company and Travelers/Aetna Property Casualty Corp. relating to American Re Corporation shall be the sole remedy with respect to the subject matter thereof.

                  This amendment shall be governed by and construed in accordance with the law of the State of


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New York, without regard to the conflict of laws rules of such state.

                  This amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Except as amended hereby, the terms of the Purchase Agreement are unmodified and remain in full force and effect.

                  IN WITNESS WHEREOF, Buyer and Seller have caused this amendment to be duly executed by their respective authorized officers as of the 2nd day of April, 1996.


                           TRAVELERS/AETNA PROPERTY CASUALTY CORP.


                           By: /s/ William P. Hannon
                              -------------------------------
                              Name:   William P. Hannon
                              Title:  Chief Financial Officer

                           AETNA LIFE AND CASUALTY COMPANY


                           By: /s/ Robert E. Broatch
                              -------------------------------
                              Name:   Robert E. Broatch
                              Title:  Senior Vice President,
                                      Finance



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